UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2017 (December 16, 2017)

IMPAX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

(510) 240-6000

Registrant’s telephone number,

including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2017, Impax Laboratories, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 2 (“Amendment No. 2”) to the Business Combination Agreement, dated October 17, 2017, as amended by Amendment No. 1 (“Amendment No. 1”), dated November 21, 2017 (the “Business Combination Agreement”) with Atlas Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Holdco”), K2 Merger Sub Corporation, a Delaware corporation and a wholly-owned subsidiary of Holdco (“Merger Sub”) and Amneal Pharmaceuticals LLC (“Amneal” and together with the Company, Holdco and Merger Sub, the “Parties”), whereby, among other things, at the closing (the “Closing”) of the transactions contemplated by the Business Combination Agreement (the “Transactions”), Merger Sub will merge with and into the Company (the “Impax Merger”), with the Company surviving the Impax Merger as a direct wholly-owned subsidiary of Holdco. In connection with the Closing, Holdco will be renamed Amneal Pharmaceuticals, Inc. (“New Amneal”).

In connection with the announcement that Robert A. Stewart will be appointed as Chief Executive Officer and Paul M. Bisaro will be appointed as Executive Chairman of New Amneal (as more fully described below), in each case subject to certain conditions as more fully described below, the Parties intend to make revisions to the composition of the Board of Directors of New Amneal (the “New Amneal Board”) and the management of New Amneal. Amendment No. 2 provides for certain revisions to the forms of each of (i) the Amended and Restated Stockholders Agreement entered into on November 21, 2017, by and among Holdco, Amneal Pharmaceuticals Holding Company, LLC, AP Class D Member, LLC, AP Class E Member, LLC and AH PPU Management, LLC (as revised, the “Second Amended and Restated Stockholders Agreement”), which is attached as Exhibit I to the Business Combination Agreement and (ii) the Amended and Restated Bylaws of Holdco (as revised, the “Amended Bylaws”), which is attached as Exhibit B to the Business Combination Agreement.

The Second Amended and Restated Stockholders Agreement provides that if Robert A. Stewart is serving as President of Amneal immediately prior to the Closing, (i) Mr. Stewart will be appointed as Chief Executive Officer of New Amneal (as more fully described below), (ii) Paul M. Bisaro will be appointed as Executive Chairman of New Amneal following the Closing (as more fully described below) and (iii) Mr. Stewart will be appointed to the New Amneal Board, along with five directors designated by the Company, including Mr. Bisaro (collectively, the “Non-Amneal Directors”), and seven directors designated by Amneal Holdings, LLC, including the Co-Chairmen Chintu Patel and Chirag Patel. For 18 months following the Closing, the removal of Mr. Bisaro as Executive Chairman will require the approval of (i) a majority of the New Amneal Board and (ii) a majority of the Non-Amneal Directors (other than Mr. Bisaro). Until the third New Amneal annual stockholders meeting following the Closing, the approval of 75% of the Nominating Committee will be required to approve any change to the individuals serving as Chairman or Co-Chairmen of New Amneal. The Amended Bylaws increase the maximum size of the New Amneal Board from 13 directors to 15 directors.

****

The foregoing description of Amendment No. 2 and the exhibits thereto is qualified in its entirety by the full text of Amendment No. 2 and the exhibits thereto, attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (e)

On December 18, 2017, Amneal and the Company jointly announced that (i) Robert A. Stewart has been appointed to serve as President of Amneal effective as of January 25, 2018 and will be appointed as President and Chief Executive Officer of New Amneal following the Closing and (ii) pursuant to the terms of the MOU (as defined and described below), Paul M. Bisaro, the Company’s President and Chief Executive Officer, will enter into an agreement no later than immediately following the Closing to serve as Executive Chairman of New Amneal on the terms and conditions described below.

Mr. Stewart, age 50, most recently served as Executive Vice President and Chief Operating Officer of Allergan plc (NYSE: AGN) (“Allergan”), a global pharmaceutical company beginning from May 2016 to December 2017 and previously at Allergan as President, Generics and Global Operations from March 2015 to May 2016, Chief Operating Officer from July 2014 to March 2015 and President, Global Operations, from August 2010 to July 2014. He previously served as Senior Vice President, Global Operations at Watson Pharmaceuticals from 2009 to August 2010 and held various positions with Abbott Laboratories, Inc. (NYSE: ABT), a multinational healthcare company, from 2001 until 2009 where he most recently served as Divisional Vice President, Global Supply Chain, Quality Assurance and prior to this position served as Divisional Vice President for U.S./Puerto Rico and Latin America Plant Operations. Preceding his time at Abbott Laboratories, Inc., he worked for Knoll Pharmaceutical Company from 1995 to 2001 and Hoffman La-Roche Inc. Mr. Stewart has been a North American Manufacturing board member since September 2016, and a member of the Fairleigh Dickinson University Board of Trustees since June 2017. He earned his Bachelor’s degree in Business Management and Finance from Fairleigh Dickinson University. The Company believes there are no transactions in which Mr. Stewart has an interest requiring disclosure under Item 404(a) of Regulation S-K.

CEO Employment Agreement

In connection with his appointment as President of Amneal prior to the Closing and as President and Chief Executive Officer of New Amneal following the Closing, Mr. Stewart entered into an Employment Agreement dated as of December 16, 2017 by and among Amneal, Holdco and Mr. Stewart (the “CEO Employment Agreement”).

The initial term of the CEO Employment Agreement begins on January 25, 2018 and expires on the third anniversary of such date, unless further extended or earlier terminated as provided in the CEO Employment Agreement. The CEO Employment Agreement automatically renews for single one-year periods unless either party provides a written notice of non-renewal at least 90 days prior to the end of the applicable term or unless it is terminated earlier.

Under the CEO Employment Agreement, Mr. Stewart will receive an annual base salary of $1.0 million subject to increase (but not decrease), as determined by the Amneal board of managers (the “Amneal Board”) or the New Amneal Board, as applicable. Mr. Stewart is also eligible to receive an annual bonus targeted at 100% of his base salary under the annual incentive program adopted by the Amneal Board based on the attainment of performance objectives established in writing by the Amneal Board, and such amount may be between zero and 150% of Mr. Stewart’s base salary. The annual bonus will be prorated for Mr. Stewart’s initial year of employment.

As provided under the CEO Employment Agreement, on or as promptly as practicable following the Closing, but no later than 30 days immediately following the Closing, New Amneal will grant to Mr. Stewart (i) an award of restricted stock units having a grant date fair value equal to $2.5 million (the “Sign-on RSUs”); (ii) an option to purchase the number of shares of New Amneal common stock necessary for the option to have a grant date fair value of $5.0 million (the “Initial CEO Option”); and (iii) an award of restricted stock units having a grant date fair value equal to $2.5 million (the “Additional RSUs” and with the Sign-on RSUs, the “CEO RSUs”). The per share exercise price of the Initial CEO Option will be equal to the per share fair market value of the common stock of New Amneal on the date of grant. The Initial CEO Option and the CEO RSUs will vest and become exercisable with respect to 25% of the total number of shares subject to the Initial CEO Option and the CEO RSUs, as applicable, on each of the first four anniversaries of the Closing, subject to Mr. Stewart’s continuous service to New Amneal through the applicable vesting date. The Initial CEO Option and the CEO RSUs will otherwise be subject to the terms of the plan pursuant to which they are granted and an award agreement to be entered into between Mr. Stewart and New Amneal.

The CEO Employment Agreement provides for severance payments and benefits if (i) Mr. Stewart resigns for Good Reason (as defined in the CEO Employment Agreement) or (ii) the Amneal Board terminates Mr. Stewart’s employment without Cause (as defined in the CEO Employment Agreement), in each case other than during the period that is within three months preceding or 24 months following a Change in Control (as defined in the CEO Employment Agreement). In addition to payment of earned and vested payments and benefits, these severance payments and benefits include: (A) two times his base salary as then in effect; (B) a pro rata portion of his annual bonus for the fiscal year in which the termination occurs, based on actual performance for such fiscal year; (C) continuation of healthcare benefits until the second anniversary of his termination date; (D) the vesting and if applicable, exercisability of each outstanding equity award granted to Mr. Stewart will be accelerated to the extent such equity award would have vested had Mr. Stewart’s employment continued until the first anniversary of his termination date, provided however that if Mr. Stewart is terminated prior to the grant of the CEO RSUs or Initial CEO Option and if substitute equity awards granted by Amneal providing for an aggregate economic opportunity of not less than $10 million the (“Substitute Equity Awards”) have not been granted prior to Mr. Stewart’s termination date, then in lieu of the vesting acceleration of such equity awards, Mr. Stewart will receive a cash payment in an amount equal to $2.5 million, less withholding taxes, in a lump-sum payment on the first payroll date following the 60th day after his termination date; and (E) outplacement services by a reputable national outplacement service for up to two years following his termination date.

The CEO Employment Agreement also provides for severance payments and benefits if (i) Mr. Stewart resigns for Good Reason, (ii) the Amneal Board terminates Mr. Stewart’s employment without Cause or (iii) Mr. Stewart’s employment terminates by reason of death or Disability (as defined in the CEO Employment Agreement), in each case within three months preceding or 24 months following a Change in Control. In addition to payment of earned and vested payments and benefits, these severance payments and benefits include: (A) the sum of (x) two times his base salary as then in effect plus (y) two times his target annual bonus as then in effect; (B) a pro rata portion of his annual bonus for the fiscal year in which the termination occurs, based on actual performance for such fiscal year; (C) continuation of healthcare benefits until the second anniversary of his termination date; (D) the vesting and if applicable, exercisability of each equity award granted to Mr. Stewart will be fully accelerated, provided however that if Mr. Stewart is terminated prior to the grant of the CEO RSUs or Initial CEO Option and if the Substitute Equity Awards have not been granted prior to Mr. Stewart’s termination date, then in lieu of the vesting acceleration, Mr. Stewart will receive a cash payment equal to $10 million, less withholding taxes, in a lump-sum payment on the first payroll date following the 60th day after his termination date; and (E) outplacement services by a reputable national outplacement service for up to two years following his termination date.

The CEO Employment Agreement requires Mr. Stewart to maintain the confidentiality of information relating to Amneal and New Amneal, as applicable, during and after the term of such agreement and also contains non-competition, non-solicitation and non-disparagement covenants as well as other provisions customary for this type of employment agreement.

The foregoing is a summary description of the terms and conditions of the CEO Employment Agreement and is qualified in its entirety by the text of the CEO Employment Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Memorandum of Understanding

On December 16, 2017, Paul M. Bisaro, the Company’s President and Chief Executive Officer, entered into a Memorandum of Understanding (the “MOU”) dated December 16, 2017 (the “MOU Effective Date”) by and among Amneal, Mr. Bisaro, the Company, Holdco, and solely with respect to Paragraph 1 of the MOU, Amneal Holdings, LLC, a Delaware limited liability company and ultimate parent entity of Amneal, pursuant to which the parties agreed that as of the Closing and subject to both Mr. Bisaro serving as Chief Executive Officer of the Company through the Closing and Mr. Stewart commencing service as Chief Executive Officer of New Amneal as of the Closing, (i) Mr. Bisaro will commence service as the Executive Chairman of New Amneal, (ii) no later than immediately following the Closing, Mr. Bisaro and New Amneal will enter into an employment agreement substantially in the form attached to the MOU, as described below in the section entitled “Chairman Employment Agreement” (such form of employment agreement, the “Chairman Employment Agreement”) and (iii) Mr. Bisaro’s employment agreement with the Company dated March 24, 2017 (the “Impax Employment Agreement”) will then immediately terminate without triggering any right to severance payments or benefits thereunder. The MOU terminates upon the earliest of (a) the later of the Closing or the execution and delivery of the Chairman Employment Agreement and (b) 12 months from the MOU Effective Date. Pursuant to the MOU, the Impax Employment Agreement remains in full force and effect in accordance with its terms, subject to a waiver by Mr. Bisaro dated as of October 17, 2017, until the termination of the MOU, and will remain in full force and effect following the MOU’s termination as a result of the occurrence of the 12-month anniversary of the MOU Effective Date. In the event the MOU is terminated due to the Closing or the execution and delivery of the Chairman Employment Agreement, (i) Mr. Bisaro agrees that he will execute such other documents as reasonably necessary or appropriate to evidence the termination of the Impax Employment Agreement without triggering any severance obligations thereunder and (ii) the Company will pay or provide all payments or benefits to Mr. Bisaro that are vested or earned but unpaid prior to the termination of the Impax Employment Agreement within 10 days of the termination of the Impax Employment Agreement.

Chairman Employment Agreement

The initial term of the Chairman Employment Agreement pursuant to which Mr. Bisaro will serve as Executive Chairman of New Amneal begins on the Closing and will expire on the third anniversary of the Closing, unless further extended or earlier terminated as provided in the Chairman Employment Agreement. The Chairman Employment Agreement automatically renews for single one-year periods unless either party provides a written notice of non-renewal at least 90 days prior to the end of the applicable term or unless it is terminated earlier.

Under the Chairman Employment Agreement, Mr. Bisaro will receive an annual base salary of $750,000, subject to increase, or decrease (only if salary decreases are concurrently implemented across the senior executives of New Amneal), as determined by the New Amneal Board or the compensation committee of the New Amneal Board (the “New Amneal Compensation Committee”). Mr. Bisaro is also eligible to receive an annual bonus targeted at 100% of his base salary under the annual incentive program adopted by the New Amneal Board based on the attainment of performance objectives established in writing by the New Amneal Board, and such amount may be between zero and 150% of Mr. Bisaro’s base salary. The annual bonus will be prorated for Mr. Bisaro’s initial year of employment. As provided under the Chairman Employment Agreement, on or as promptly as practicable following the effective date of the Chairman Employment Agreement, but no later than 30 days immediately following such date, New Amneal will grant to Mr. Bisaro (i) an option to purchase the number of shares of New Amneal common stock necessary for the option to have a grant date fair value of $3.0 million (the “Initial Chairman Option”) and (ii) an award of restricted stock units having a grant date fair value equal to $1.5 million (the “Initial Chairman RSUs”). The per share exercise price of the Initial Chairman Option will be equal to the per share fair market value of the common stock of New Amneal on the date of grant. The Initial Chairman Option and the Initial Chairman RSUs will vest and become exercisable with respect to 25% of the total number of shares subject to the Initial Chairman Option and Initial Chairman RSUs, as applicable, on each of the first four anniversaries of the effective date of the Chairman Employment Agreement, subject to Mr. Bisaro’s continuous service to New Amneal through the applicable vesting date. The Initial Chairman Option and the Initial Chairman RSUs will otherwise be subject to the terms of the plan pursuant to which they are granted and award agreements to be entered into between Mr. Bisaro and New Amneal.

The Chairman Employment Agreement provides for severance payments and benefits if (i) Mr. Bisaro resigns for Good Reason (as defined in the Chairman Employment Agreement) or (ii) New Amneal terminates Mr. Bisaro’s employment without Cause (as defined in the Chairman Employment Agreement), in each case other than during the period that is within three months preceding or 24 months following a Change in Control (as defined in the Chairman Employment Agreement). In addition to payment of earned and vested payments and benefits, these severance payments and benefits include: (A) two times his base salary as then in effect; (B) continuation of healthcare benefits until the second anniversary of his termination date; and (C) the vesting and if applicable, exercisability of each outstanding equity award granted to Mr. Bisaro will be accelerated to the extent such equity award would have vested had Mr. Bisaro’s employment continued until the first anniversary of his termination date and each stock option held by Mr. Bisaro will remain exercisable for a period of 12 months following his termination date (or until the original expiration date of the option, if earlier).

The Chairman Employment Agreement also provides for severance payments and benefits if Mr. Bisaro’s employment terminates as a result of Mr. Bisaro’s death or Disability (as defined in the Chairman Employment Agreement), in each case other than during the period that is within three months preceding or 24 months following a Change in Control (as defined in the Chairman Employment Agreement). In addition to payment of earned and vested payments and benefits, these severance payments and benefits include: (A) a pro-rated annual bonus based on actual performance for the fiscal year during which such termination occurs; (B) accelerated vesting of 100% of the then-unvested restricted stock and restricted stock units previously granted to Mr. Bisaro (or, upon a termination as a result of Mr. Bisaro’s Disability, accelerated vesting of 50% of such then-unvested restricted stock and restricted stock units); (C) accelerated vesting and exercisability of the portion of the stock options previously granted to Mr. Bisaro that are scheduled to vest in the calendar year of Mr. Bisaro’s death of Disability, as applicable; and (D) solely in the event of a termination as a result of Mr. Bisaro’s Disability, continuation of healthcare benefits for six months.

The Chairman Employment Agreement also provides for severance payments and benefits if (i) Mr. Bisaro resigns for Good Reason, (ii) New Amneal terminates Mr. Bisaro’s employment without Cause or (iii) Mr. Bisaro’s employment terminates by reason of death or Disability, in each case within three months preceding or 24 months following a Change in Control , In addition to payment of earned and vested payments and benefits, these severance payments and benefits include: (A) the sum of (x) two times his base salary as then in effect plus (y) an amount equal to two times his target annual bonus as then in effect; (B) continuation of healthcare benefits until the second anniversary of his termination date; and (C) the vesting and if applicable, exercisability of each equity award granted to Mr. Bisaro will be fully accelerated and each stock option held by Mr. Bisaro will remain exercisable for a period of 12 months following his termination date (or until the original expiration date of the option, if earlier).

The Chairman Employment Agreement requires Mr. Bisaro to maintain the confidentiality of information relating to New Amneal and its subsidiaries during and after the term of such agreement and also contains non-competition, non-solicitation and non-disparagement covenants as well as other provisions customary for this type of employment agreement.

The foregoing is a summary description of the terms and conditions of the MOU and the form of Chairman Employment Agreement and is qualified in its entirety by the text of the MOU and the form of Chairman Employment Agreement (which is included as an exhibit to the MOU), attached hereto as Exhibit 10.2 and incorporated herein by reference.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between Impax Laboratories, Inc. (“Impax”) and Amneal Pharmaceuticals LLC (“Amneal”) pursuant to the Business Combination Agreement dated as of October 17, 2017 by and among Impax, Amneal, Atlas Holdings, Inc. (“Holdco”), and K2 Merger Sub Corporation, as amended by Amendment No. 1, dated November 21, 2017 and Amendment No. 2, dated December 16, 2017. In connection with the proposed transaction, Holdco filed a registration statement on Form S-4, containing a preliminary proxy statement/prospectus, with the Securities and Exchange Commission (“SEC”) on November 21, 2017. A definitive proxy statement/prospectus will be delivered as required by applicable law after the registration statement on Form S-4 is declare effective by the SEC. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Impax or Holdco may file with the SEC or send to stockholders in connection with the proposed business combination. INVESTORS AND SECURITY HOLDERS OF IMPAX ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain copies of the registration statement, including the proxy statement/prospectus and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of the documents filed with the SEC by Impax or Holdco will be available free of charge on Impax’s internet website at http://www.impaxlabs.com or by contacting Mark Donohue, Investor Relations and Corporate Communications at (215) 558-4526.

Participants in Solicitation

Impax, Amneal, Holdco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Impax’s stockholders in respect of the proposed transaction. Information about the directors and executive officers of Impax is set forth in its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on April 5, 2017, and in its Annual Report on Form 10-K for the year ended December 31, 2016. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus regarding the proposed transaction and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described in the preceding paragraph. This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, target, potential, forecast, and the negative thereof and similar expressions. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. Impax cautions readers that these and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: (i) the ability to obtain shareholder and regulatory approvals, or the possibility that they may delay the transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction, (ii) the risk that a condition to effecting the transaction may not be satisfied, (iii) the ability of Impax and Amneal to integrate their businesses successfully and to achieve anticipated synergies, (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment, (v) potential litigation relating to the proposed transaction that could be instituted against Impax, Amneal or their respective directors, (vi) possible disruptions from the proposed transaction that could harm Impax’s and/or Amneal’s business, including current plans and operations, (vii) the ability of Impax or Amneal to retain, attract and hire key personnel, (viii) potential adverse reactions or changes to relationships with clients, employees, suppliers or other parties resulting from the announcement or completion of the transaction, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the business combination that could affect Impax’s or Amneal’s financial performance, (x) certain restrictions during the pendency of the transaction that may impact Impax’s or Amneal’s ability to pursue certain business opportunities or strategic transactions, (xi) continued availability of capital and financing and rating agency actions, (xii) legislative, regulatory and economic developments; (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; and (xiv) such other factors as are set forth in Impax’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in Impax’s Form 10-K for the fiscal year ended December 31, 2016, in the Form S-4 filed by Holdco and in Impax’s other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. While the list of factors presented here is, and the list of factors to be presented in the proxy statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Impax’s or Amneal’s consolidated financial condition, results of operations, credit rating or liquidity. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Impax has described. All such factors are difficult to predict and beyond our control. All forward-looking statements included in this document are based upon information available to Impax on the date hereof, and unless legally required, Impax disclaims and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Amendment No. 2 to the Business Combination Agreement, dated December 16, 2017.

10.1	Employment Agreement dated as of December 16, 2017 by and among Amneal Pharmaceuticals LLC, Atlas Holdings, Inc. and Robert A. Stewart.

10.2	Memorandum of Understanding dated as of December 16, 2017 by and among Amneal Pharmaceuticals LLC, Paul M. Bisaro, Impax Laboratories, Inc. and Atlas Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAX LABORATORIES, INC.

By	/s/ Bryan M. Reasons
Name:	Bryan M. Reasons
Title:	Senior VP, Finance and Chief Financial Officer

Date: December 20, 2017